Exhibit (c)(ii)

EXECUTION VERSION

(MTN 25/291)

Syndication Agreement

European Bank for Reconstruction and Development
U.S.$700,000,000 Floating Rate Global Notes due 16 February 2029 (the “Notes”)
(to be consolidated and form a single series with the Issuer’s U.S.$800,000,000 Floating Rate Global Notes due 16 February 2029 issued on 16 February 2022, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 16 February 2029 issued on 24 February 2022, the Issuer’s U.S.$55,000,000 Floating Rate Global Notes due 16 February 2029 issued on 28 February 2022, the Issuer’s U.S.$70,000,000 Floating Rate Global Notes due 16 February 2029 issued on 3 August 2023, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 16 February 2029 issued on 7 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 February 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 26 February 2024, the Issuer’s U.S.$40,000,000 Floating Rate Global Notes due 16 February 2029 issued on 6 March 2024, the Issuer’s U.S.$85,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 10 May 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 September 2024, the Issuer’s U.S.$90,000,000 Floating Rate Global Notes due 16 February 2029 issued on 22 October 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 October 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 14 February 2025, the Issuer’s U.S.$30,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 March 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 16 February 2029 issued on 25 June 2025, and the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 September 2025)
issued pursuant to the European Bank for Reconstruction and Development
EUR 60,000,000,000 Global Medium Term Note Programme for the issue of notes

9 December 2025

To:	Bank of Montreal, London Branch
Citigroup Global Markets Limited
The Bank of Nova Scotia, London Branch
(the “Joint Lead Managers”)

c/o	The Bank of Nova Scotia, London Branch
201 Bishopsgate, 6th Floor
London EC1A 1HQEC2M 3NS
United Kingdom

cc:	Citibank, N.A. (Agent)

Ladies and Gentlemen,

European Bank for Reconstruction and Development (the “Issuer”) proposes to issue U.S.$700,000,000 Floating Rate Global Notes due 16 February 2029 (the “Notes”) (to be consolidated and form a single series with the Issuer’s U.S.$800,000,000 Floating Rate Global Notes due 16 February 2029 issued on 16 February 2022, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 16 February 2029 issued on 24 February 2022, the Issuer’s U.S.$55,000,000 Floating Rate Global Notes due 16 February 2029 issued on 28 February 2022, the Issuer’s U.S.$70,000,000 Floating Rate Global Notes due 16 February 2029 issued on 3 August 2023, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 16 February 2029 issued on 7 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 February 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 26 February 2024, the Issuer’s U.S.$40,000,000 Floating Rate Global Notes due 16 February 2029 issued on 6 March 2024, the Issuer’s U.S.$85,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 10 May 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 September 2024, the Issuer’s U.S.$90,000,000 Floating Rate Global Notes due 16 February 2029 issued on 22 October 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 October 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 14 February 2025, the Issuer’s U.S.$30,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 March 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 16 February 2029 issued on 25 June 2025 and the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 September 2025) pursuant to its EUR 60,000,000,000 Global Medium Term Note Programme for the issue of notes. The terms of the issue shall be as set out in the form of Pricing Supplement attached to this Agreement as the Annex.

This Agreement is supplemental to the amended and restated Programme Agreement (the “Programme Agreement”) dated 3 July 2012 made between the Issuer and the Dealers party thereto. All terms used herein have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to this issue:

1
This Agreement appoints each Joint Lead Manager which is not a party to the Programme Agreement (each a “New Dealer”) as a Dealer under the Programme Agreement for the purposes of the issue of the Notes.

The Joint Lead Managers confirm that they are in receipt of the documents referenced below:

(i)	a copy of the Programme Agreement; and

(ii)	a copy of such of the documents referred to in Appendix A of the Programme Agreement as the Joint Lead Managers (on behalf of the New Dealers) have requested,

and, on behalf of the New Dealers have found them to be satisfactory. In the case of any document referred to in Appendix A of the Programme Agreement which they have not requested, the Joint Lead Managers confirm, on behalf of the New Dealers, that they have waived such production.

For the purposes of the Programme Agreement, the details of the Joint Lead Managers for service of notices are as follows:

Citigroup Global Markets Limited
Citigroup Centre, Canada Square
Canary Wharf
London E14 5LB
United Kingdom
Tel:	+44 20 7986 1984
Email:	mtndesk@citi.com
Attn:	MTN Desk

Bank of Montreal, London Branch
6th Floor, 100 Liverpool Street
London EC2M 2AT
United Kingdom
Tel:	+44 207 664 8062
Email:	BMODebt.IssuanceTMG@bmo.com
Attn:	DCM Syndicate

The Bank of Nova Scotia, London Branch
201 Bishopsgate, 6th Floor
London EC2M 3NS
United Kingdom
Tel:	+44 20 7826 5932
Email:	ssadcm@scotiabank.com
Attn:	Origination & Syndicate Desk

In consideration of the Issuer appointing the New Dealers as Dealers in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer and the other Dealers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received.

The Issuer hereby confirms that the New Dealers shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date (as defined in Clause 6) the New Dealers shall have no further such authority, rights, powers, duties and obligations except such as may have accrued or been incurred prior to or in connection with the Issue Date.

2
In order to permit the Issuer to file with the U.S. Securities and Exchange Commission the report required by 17 C.F.R. § 290.3 no later than the date of this Agreement, the Joint Lead Managers confirm that the Notes are expected to be offered and sold in the United States.

3
Subject to the terms and conditions of the Programme Agreement and this Agreement, the Issuer hereby agrees to issue the Notes and the Joint Lead Managers jointly and severally agree to purchase the Notes, at a purchase price of U.S.$701,813,000 (the “Purchase Price”), being the issue price of 100.002 per cent. plus 24 days of accrued interest, less a combined management and underwriting commission of 0.03 per cent. of the Nominal Amount of the Notes.

4
The Joint Lead Managers agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers version 1 (the “Agreement Among Managers”) with respect to the Notes and further agree that references in the Agreement Among Managers to the “Lead Manager” shall mean the Joint Lead Managers.

5
Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, each of the Joint Lead Managers (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Supplement in connection with the Notes.

6	The settlement procedures set out in Part 2 of Annex A of the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i)
the sum payable on the Issue Date shall be U.S.$701,813,000 (representing the Purchase Price) which should be paid to the account of the Issuer with Citibank, New York, CITIUS33, account number 36125585, in favour of European Bank for Reconstruction and Development, London, SWIFT: EBRDGB2L;

(ii)	“Issue Date” means 14:30 hours (London time) on 11 December 2025, or at such other time and/or date as the Issuer and the Joint Lead Managers may agree; and

(iii)
“Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

7
The Joint Lead Managers shall bear and pay all costs and expenses (including legal expenses) incurred by themselves in or in connection with the initial printing of the Notes, this Agreement and the Pricing Supplement prepared in connection with the issue of the Notes, the upfront fees and expenses of Citibank, N.A. as agent, the legal expenses incurred in relation to the initial listing of the Notes on the Official List of the UK Financial Conduct Authority and the admission of the Notes to trading on the London Stock Exchange’s Regulated Market, and making initial delivery of the Notes. The Issuer shall bear the cost of its own legal expenses and the listing fees for the initial listing of the Notes on the Official List of the UK Financial Conduct Authority and the admission of the Notes to trading on the London Stock Exchange’s Regulated Market. For the avoidance of doubt, the Joint Lead Managers shall only bear the costs and expenses listed above relating to the initial issue of the Notes, and shall not be liable for any further costs and expenses.

8	The obligation of the Joint Lead Managers to purchase the Notes is conditional upon:

8.1	the conditions set out in Clause 3.2 (other than that set out in Clause 3.2.6) of the Programme Agreement being satisfied as of the Payment Instruction Date; and

8.2
the delivery to the Joint Lead Managers on the Payment Instruction Date of (i) legal opinions addressed to the Joint Lead Managers dated the Payment Instruction Date in such form and with such contents as the Joint Lead Managers may reasonably require from the General Counsel, a Deputy General Counsel or an Assistant General Counsel of the Issuer, from Linklaters LLP, legal advisers to the Joint Lead Managers in England; (ii) a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer to the effect stated in sub-paragraph 8.1 of this Clause with regard to the Issuer and further to the effect that the Offering Circular dated 3 July 2012 and the Supplementary Offering Circulars dated 22 July 2019 and 13 June 2024 (together, the “Offering Circular”) (when read together with the Pricing Supplement) contains all material information relating to the Notes and to the assets and liabilities, financial position and profits and losses of the Issuer and nothing has happened or is expected to happen which would require the Offering Circular to be further supplemented or updated; and (iii) such other conditions precedent as the Joint Lead Managers reasonably may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for any liability arising before or in relation to such termination), provided that the Joint Lead Managers may in their discretion waive any of the aforesaid conditions or any part of them.

9	Termination and Notice

9.1
The Joint Lead Managers, may, by notice to the Issuer, and the Issuer may, by notice to the Joint Lead Managers, terminate this Agreement at any time prior to payment of the net subscription moneys to the Issuer if in the opinion of the Joint Lead Managers or the Issuer, as the case may be, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Joint Lead Managers or the Issuer, as the case may be, be likely to prejudice materially the success of the distribution of the Notes or dealings in the Notes in the secondary market.

9.2
Upon such notice being given, this Agreement shall terminate and no party shall be under any liability to any other in respect thereof except for the obligations of the Joint Lead Managers under Clause 8 of the Programme Agreement and the respective obligations of the parties under Clause 6 of the Programme Agreement.

10	Covered Entity and Default Rights

10.1
In the event that any Joint Lead Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Joint Lead Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

10.2
In the event that any Joint Lead Manager that is a Covered Entity or a Covered Affiliate of such Joint Lead Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Lead Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

10.3	As used in this Clause 10:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S.  Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11	Clause 16 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

12
This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

13	A person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully

For: EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By: /s/ Giulia Franzutti
Name: Giulia Franzutti

We agree to the foregoing.

For: CITIGROUP GLOBAL MARKETS LIMITED

By: /s/ Noor Mallam
Name: Noor Mallam

For: BANK OF MONTREAL, LONDON BRANCH

By: /s/ Richard Couzens
Name: Richard Couzens

By: /s/ Massimo Antonelli
Name: Massimo Antonelli

For: THE BANK OF NOVA SCOTIA, LONDON BRANCH

By: /s/ James Walter
Name: James Walter

By: /s/ Cesare Roselli
Name: Cesare Roselli

Annex

UK MiFIR product governance / Professional investors and ECPs only target market:

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”) and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, (“UK MiFIR”) only; and (ii) all channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

For the purposes of this provision, the expression “manufacturer” means the Dealer.

European Bank for Reconstruction and Development (the “Issuer”) does not fall under the scope of application of UK MiFIR. Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of UK MiFIR.

PRICING SUPPLEMENT

9 December 2025

European Bank for Reconstruction and Development
U.S.$700,000,000 Floating Rate Global Notes due 16 February 2029 (the “Notes”)
(to be consolidated and form a single series with the Issuer’s U.S.$800,000,000 Floating Rate Global Notes due 16 February 2029 issued on 16 February 2022, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 16 February 2029 issued on 24 February 2022, the Issuer’s U.S.$55,000,000 Floating Rate Global Notes due 16 February 2029 issued on 28 February 2022, the Issuer’s U.S.$70,000,000 Floating Rate Global Notes due 16 February 2029 issued on 3 August 2023, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 16 February 2029 issued on 7 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 February 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 26 February 2024, the Issuer’s U.S.$40,000,000 Floating Rate Global Notes due 16 February 2029 issued on 6 March 2024, the Issuer’s U.S.$85,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 10 May 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 September 2024, the Issuer’s U.S.$90,000,000 Floating Rate Global Notes due 16 February 2029 issued on 22 October 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 October 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 14 February 2025, the Issuer’s U.S.$30,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 March 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 16 February 2029 issued on 25 June 2025 and the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 September 2025)

issued pursuant to the European Bank for Reconstruction and Development EUR 60,000,000,000 Global Medium Term Note Programme for the issue of notes

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 3 July 2012 as supplemented by the Supplementary Offering Circulars dated 22 July 2019 and 13 June 2024 (together, the “Offering Circular”). This Pricing Supplement must be read in conjunction with such Offering Circular. Full information on the Notes is only available on the basis of the combination of this Pricing Supplement and the Offering Circular. The Offering Circular is available for viewing and copies may be obtained from the Issuer, at 5 Bank Street, London, E14 4BG, United Kingdom.

SUMMARY OF THE NOTES

1	Specified Currency:	United States Dollar (“U.S.$”)

2	Nominal Amount:	U.S.$700,000,000

3	Type of Note:	Floating Rate

4	Issue Date:	11 December 2025

5	Issue Price:
100.002 per cent. of the Nominal Amount plus 24 days’ accrued interest (U.S.$ 2.87 per Specified Denomination to give U.S.$2,009,000 calculated on the Nominal Amount) from and including 16 November 2025 to but excluding the Issue Date

6	Maturity Date:	16 February 2029

7	Fungible with existing Notes:
Yes. The Notes will be consolidated and form a single series with the Issuer’s U.S.$800,000,000 Floating Rate Global Notes due 16 February 2029 issued on 16 February 2022, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 16 February 2029 issued on 24 February 2022, the Issuer’s U.S.$55,000,000 Floating Rate Global Notes due 16 February 2029 issued on 28 February 2022, the Issuer’s U.S.$70,000,000 Floating Rate Global Notes due 16 February 2029 issued on 3 August 2023, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 16 February 2029 issued on 7 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 February 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 26 February 2024, the Issuer’s U.S.$40,000,000 Floating Rate Global Notes due 16 February 2029 issued on 6 March 2024, the Issuer’s U.S.$85,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 10 May 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 September 2024, the Issuer’s U.S.$90,000,000 Floating Rate Global Notes due 16 February 2029 issued on 22 October 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 October 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 14 February 2025, the Issuer’s U.S.$30,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 March 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 16 February 2029 issued on 25 June 2025 and, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 September 2025, as at the Issue Date.

FORM OF THE NOTES

8	Form of Note:	Registered

9	New Global Note:	No

10	Specified Denomination(s):	U.S.$1,000

11	Exchange of Bearer Notes:	Not Applicable

12	(a) Talons for future Coupons to be attached to definitive Bearer Notes:	Not Applicable

	(b) Date(s) on which the Talons mature:	Not Applicable

13	(a) Depositary for and registered holder of Registered Global Note:	Registered Global Note to be deposited with, or on behalf of, DTC and registered in the name of Cede and Co. as nominee for DTC.

	(b) Exchange of Registered Global Note:	Registered Global Note will only be exchangeable for definitive Registered Notes upon 45 days’ written notice in the limited circumstances described on page 42 of the Offering Circular.

PROVISIONS RELATING TO INITIAL PAYMENT

14	Partly Paid Notes:	No

PROVISIONS RELATING TO INTEREST

15	Interest Commencement Date:	16 November 2025, subject to adjustment in accordance with the Business Day Convention

16	Fixed Rate Notes:	Not Applicable

17	Zero Coupon Notes:	Not Applicable

18	Floating Rate Notes and Indexed Notes:	Applicable

	(a) Manner in which Rate of Interest is to be determined:	As set out in the Annex

	(b) Margin(s):	Plus 0.30 per cent. per annum

	(c) Minimum Rate of Interest (if any):	Zero per cent. per annum

	(d) Maximum Rate of Interest (if any):	Not Applicable

	(e) Floating Day Count Fraction	Actual/360

19	If ISDA Determination:	Not Applicable

20	If Screen Rate Determination:	Applicable, subject as provided in the Annex

	(a) Reference Rate:	Compounded SOFR – see the Annex

(b) Relevant Screen Page:
The website of the Federal Reserve Bank of New York at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or any successor or replacement page on the website of the Federal Reserve Bank of New York or successor administrator

	(c) Interest Determination Date:	Two U.S. Government Securities Business Days (as defined in the Annex) prior to the end of each Interest Period

21	If Indexed:	Not Applicable

22	If Rate of Interest not to be determined by ISDA or Screen Rate Determination or by reference to an Index or Formula:	Not Applicable

23	General Provisions for Floating Rate Notes and Indexed Notes:

(a) Specified Period (or, in the case of Notes where the Interest Payment Date(s) are fixed, the Interest Payment Date(s):
Interest Payment Dates shall be 16 February, 16 May, 16 August and 16 November of each year from and including 16 February 2026 up to and including the Maturity Date, subject to adjustment in accordance with the Business Day Convention.

	(b) Business Day Convention:	Modified Following Business Day

	(c) Business Day definition if different from that in Condition 4(b)(i):	Condition 4(b)(i) applies and for the avoidance of doubt New York shall be the principal financial centre and London shall be the additional business centre.

	(d) Calculation of interest to be adjusted in accordance with Business Day Convention specified above:	Yes

	(e) Terms relating to calculation of Interest Amount:	Condition 4(b)(v) applies

	(f) Party responsible for calculation of the Interest Amount:	Citibank, N.A., London Branch (the “Calculation Agent”)

	(g) Party responsible for making any determinations ancillary to or in connection with the calculation of the Interest Amount, including Rate of Interest (if applicable):	The Calculation Agent – see the Annex

	(h) Any amendment to the definition in Condition 4(b)(iii) of Euro-zone:	Not Applicable

PROVISIONS REGARDING PAYMENTS/DELIVERIES

24	Definition of “Payment Day” for the purpose of Condition 6(e) if different to that set out in Condition 6:	Condition 6(e) applies and for the avoidance of doubt New York shall be the principal financial centre and London shall be the additional business centre.

25	Dual Currency Notes:	Not Applicable

26	Physically Settled Notes:	Not Applicable

PROVISIONS REGARDING REDEMPTION/MATURITY

27	(a) Redemption at Issuer’s option:	No

	(b) Redemption at Noteholder’s option:	No

28	(a) Final Redemption Amount for each Note (other than an Indexed or Formula Note where the index or formula applies to the redemption amount):	100.00 per cent. per Specified Denomination

	(b) Final Redemption Amount for each Indexed Note where the Index or Formula applies to the Final Redemption Amount:	Not Applicable

29	Instalment Note:	Not Applicable

30	Early Redemption Amount for each Note payable on an event of default:	Condition 5(d) applies

DISTRIBUTION, CLEARING AND SETTLEMENT PROVISIONS

31	Method of distribution:	Syndicated

32	If Syndicated, names and addresses of Managers or, if Non-Syndicated name and address of Dealer:
Joint Lead Managers

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom

Bank of Montreal, London Branch
6th Floor, 100 Liverpool Street
London EC2M 2AT
United Kingdom

The Bank of Nova Scotia, London Branch
201 Bishopsgate, 6th Floor
London EC2M 3NS
United Kingdom

33	Date of Syndication Agreement:	9 December 2025

34	Stabilising Manager:	Not Applicable

35	Additional selling restrictions:	Not Applicable

36	Details of additional/alternative clearing system approved by the Issuer and the Agent:	Not Applicable

37	Intended to be held in a manner which would allow Eurosystem eligibility:	No

38	Common Code:	244608736

	ISIN Code:	US29874QEU40

	CUSIP Number:	29874QEU4

39	Listing:
Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and to trading on the Regulated Market of the London Stock Exchange plc

40
In the case of Notes denominated in the currency of a country that subsequently adopts the euro in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, whether the Notes will include a redenomination clause providing for the redenomination of the Specified Currency in euro (a “Redenomination Clause”), and, if so specified, the wording of the Redenomination Clause in full and any wording in respect of redenominalisation and/or consolidation (provided they are fungible) with other Notes denominated in euro.
Not Applicable

41	Additional Information:	The provisions set out in the Annex shall apply to the Terms and Conditions in accordance herewith.

42	Total Commissions:	0.03 per cent. of the Nominal Amount of the Notes.

This Pricing Supplement comprises the pricing supplement required for issue and admission to trading on the London Stock Exchange plc’s Regulated Market of the Notes described herein pursuant to the Euro 60,000,000,000 Global Medium Term Note Programme for the issue of notes of European Bank for Reconstruction and Development as from 11 December 2025 or as soon as practicable thereafter.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement other than the information contained under the heading “UK MiFIR product governance / Professional investors and ECPs only target market”.

For and on behalf of

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:	_________________
Authorised signatory

PART B – OTHER INFORMATION

1	LISTING
Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and to trading on the Regulated Market of the London Stock Exchange plc with effect from 11 December  2025 or as soon as practicable thereafter. No assurance can be given that such listing and admission to trading will be obtained on such date, or, if obtained, that it will be maintained.
The Notes will be consolidated and form a single series with the Issuer's U.S.$800,000,000 Floating Rate Global Notes due 16 February 2029 issued on 16 February 2022, the Issuer’s U.S.$125,000,000 Floating Rate Global Notes due 16 February 2029 issued on 24 February 2022, the Issuer’s U.S.$55,000,000 Floating Rate Global Notes due 16 February 2029 issued on 28 February 2022, the Issuer’s U.S.$70,000,000 Floating Rate Global Notes due 16 February 2029 issued on 3 August 2023, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 16 February 2029 issued on 7 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 February 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 26 February 2024, the Issuer’s U.S.$40,000,000 Floating Rate Global Notes due 16 February 2029 issued on 6 March 2024, the Issuer’s U.S.$85,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 19 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 10 May 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 16 February 2029 issued on 11 September 2024, the Issuer’s U.S.$90,000,000 Floating Rate Global Notes due 16 February 2029 issued on 22 October 2024, the Issuer's U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 October 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 16 February 2029 issued on 14 February 2025, the Issuer’s U.S.$30,000,000 Floating Rate Global Notes due 16 February 2029 issued on 21 March 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 16 February 2029 issued on 25 June 2025 and the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 16 February 2029 issued on 30 September 2025 which are admitted to trading on the Regulated Market of the London Stock Exchange plc.

2	RATINGS
The Issuer and/or its debt obligations have been assigned an AAA credit rating from S&P Global Ratings Europe Limited (“S&P”), an Aaa credit rating from Moody’s Investors Service Limited (“Moody’s”) and an AAA credit rating from Fitch Ratings Ltd (“Fitch”). As defined by S&P, an “AAA” rating means that the ability of the Issuer to meet its financial commitment on its obligations is extremely strong. As defined by Moody’s, an “Aaa” rating means that the Issuer’s ability to meet its financial obligations is judged to be of the highest quality, with minimal credit risk. As defined by Fitch, an “AAA” rating denotes the lowest expectation of credit risk and means that the Issuer has an exceptionally strong capacity for timely payment of its financial commitments.

3	NOTIFICATION

Not Applicable

4	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save as discussed in the section headed “Subscription and Sale” in the Offering Circular, so far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.

5	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

	(i) Reasons for the offer:	The net proceeds of the issue of the Notes will be included in the ordinary capital resources of the Issuer and used in its ordinary operations.

	(ii) Estimated net proceeds:	U.S.$ 701,813,000

	(iii) Estimated total expenses:	£12,000

6	YIELD

	Indication of yield:	Not Applicable

7	HISTORIC INTEREST RATES

Not Applicable

8	PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING

Not Applicable

9	PERFORMANCE OF RATES OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT

Not Applicable

Annex

The Rate of Interest for each Interest Period will, subject as provided below, be Compounded SOFR plus the Margin.

For any Interest Period, “Compounded SOFR” will be calculated by the Calculation Agent on each Interest Determination Date as follows and the resulting percentage will be rounded, if necessary, to the fourth decimal place of a percentage point, with 0.00005 being rounded upwards:

where:

“dc” means the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd;

“Interest Period” means quarterly, from and including the prior Interest Payment Date (or if there is no prior Interest Payment Date, the Interest Commencement Date) to, but excluding, the next Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date, or, in the case of the Notes becoming due and payable, the date on which the Notes become due and payable);

the “SOFR Index” in relation to any U.S. Government Securities Business Day shall be the value published by the Federal Reserve Bank of New York (“NY Fed”) as administrator of the SOFR reference rate (or a successor administrator) on the Relevant Screen Page on or about 8:00 a.m. (New York Time) on such U.S. Government Securities Business Day;

“SOFR IndexEnd” means the SOFR Index value on the day which is two U.S. Government Securities Business Days preceding (i) the Interest Payment Date relating to such Interest Period, or (ii) in the final Interest Period, the Maturity Date, or (iii) if the Notes become due and payable, the date on which the Notes become due and payable (each, an "Index Determination Date");

“SOFR IndexStart” means the SOFR Index value on the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period (an "Index Determination Date"); and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

If the SOFR Index is unavailable on the Relevant Screen Page on any relevant Index Determination Date, “Compounded SOFR” will be calculated by the Calculation Agent on the relevant Interest Determination Date as follows, and the resulting percentage will be rounded, if necessary, to the fourth decimal place of a percentage point, with 0.00005 being rounded upwards:

where:

“d” means the number of calendar days in the relevant Reference Period.

“do,” for any Reference Period, means the number of U.S. Government Securities Business Days in the relevant Reference Period.

“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Reference Period.

“ni,” for any U.S. Government Securities Business Day "i" in the relevant Reference Period, means the number of calendar days from, and including, such U.S. Government Securities Business Day "i" up to, but excluding, the following U.S. Government Securities Business Day.

“Reference Period” shall mean, the period from and including the date which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period to, but excluding, the date which is two U.S. Government Securities Business Days preceding (i) the Interest Payment Date relating to such Interest Period, or (ii) in the final Interest Period, the Maturity Date, or (iii) if the Notes become due and payable, the date on which the Notes become due and payable.

“SOFRi” means the SOFR Reference Rate for the U.S. Government Securities Business Day “i” in the relevant Reference Period (and published on the following US Government Securities Business Day).

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or successor administrator (on or about 8:00 a.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day).

If, in respect of any U.S. Government Securities Business Day in the relevant Reference Period, the Calculation Agent determines that the SOFR Reference Rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, such SOFR Reference Rate shall be:

a)
(i) the daily Overnight Bank Funding Rate (the “OBFR”) prevailing at close of business on or about 9:00 a.m. (New York City time) on the relevant U.S. Government Securities Business Day; plus (ii) the mean of the spread of the SOFR Reference Rate to the OBFR over the previous five days on which a SOFR Reference Rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the OBFR;

b)
if the OBFR is not published by the Federal Reserve Bank of New York at close of business on the relevant US Government Securities Business Day, such SOFR Reference Rate shall be (i) the Effective Federal Funds Rate (the “EFFR”) prevailing at close of business on the relevant US Government Securities Business Day; plus (ii) the mean of the spread of the SOFR Reference Rate to the EFFR over the previous five days on which a SOFR Reference Rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the EFFR; or

c)
if neither the OBFR nor the EFFR nor SOFR are published by the Federal Reserve Bank of New York (or successor administrator) at close of business on the relevant US Government Securities Business Day, the SOFR Reference Rate shall be the SOFR Reference Rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding US Government Securities Business Day on which the SOFR Reference Rate was published on the website of the Federal Reserve Bank of New York or the Relevant Screen Page (or otherwise published by the relevant authorised distributors).

Notwithstanding the paragraphs above, if the Federal Reserve Board and/or the Federal Reserve Bank of New York publishes guidance as to (i) how the SOFR Reference Rate is to be determined or (ii) any rate that is to replace the SOFR Reference Rate, the Calculation Agent shall, to the extent that it is reasonably practicable, follow such guidance in order to determine SOFR for the purpose of the Notes for so long as SOFR Reference Rate is not available or has not been published by the authorised distributors.

If the Notes become due and payable in accordance with Condition 9, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the Pricing Supplement, be deemed to be the date which is two U.S. Government Securities Business Days preceding the date on which the Notes became due and payable, and the Rate of Interest on the Notes shall, for so long as the Notes remain outstanding, be that determined on such date.